Exhibit 1.01
Articles of Association

UBS AG
4 April 2023

The present text is a translation of the original German Articles of Association
(“Statuten
”
) which constitute the definitive text and are binding in law.
In these Articles of Association, references to the generic masculine equally apply to both sexes.

Contents
Section 1
Name, registered office, business object and duration of the Corporation

4
Section 2
Share capital

5
Section 3
Corporate bodies

9
A. General Meeting of Shareholders

9
B. Board of Directors

13
C. Executive Board

16
D. Auditors

17
Section 4
Financial statements and appropriation of profit, reserves

18
Section 5
Notices and jurisdiction

19

Section 1
Name, registered

office, business object

and duration of the Corporation
Article 1
Name,

registered
office
A corporation limited by shares under the name of UBS AG /

UBS SA / UBS Inc. is established with a registered office in
Zurich and Basel.
Article 2
Business object
1

The purpose

of the Corporation

is the operation

of a bank.
Its scope

of operations

extends to

all types

of banking,

financial,

advisory, trading and

service

activities

in Switzerland
and abroad.
2

The Corporation may establish branches and representative
offices as well as banks, finance companies and other
enterprises of any kind in Switzerland and abroad, hold

equity interests in these companies, and conduct their
management.
3

The Corporation

is authorized

to acquire,

mortgage and

sell
real estate

and building

rights in

Switzerland

and abroad.
4

The Corporation may borrow and invest money on the
capital markets.
5

The Corporation is part of the group of companies
controlled by the group parent company UBS Group AG. It
may promote the interests of the group parent company or
other group companies. It may provide loans, guarantees
and other kinds of financing and security for group
companies.
Article 3

Duration
The duration of the Corporation shall

not be limited by time.

Section 2
Share capital
Article 4
Share capital
The share capital of

the Corporation is

USD 385,840,846.60, divided into

3,858,408,466 registered
shares with a par

value of USD 0.10

each. The share capital

is
fully paid up.
Article 4a
Conditional

capital
The share capital may be increased in an amount not to
exceed USD 38,000,000 by the issuance of up

to
380,000,000 fully paid registered shares with a nominal
value of USD 0.10 each through the voluntary or

manda-
tory exercise of conversion rights and / or warrants
granted in connection with the issuance of bonds or simi-
lar financial instruments by the Corporation or one of

its
group companies on national or international capital mar-
kets. The preemptive rights of the shareholders shall be
excluded. The then current owners of conversion rights
and / or warrants shall be entitled to subscribe

for the
new shares. The conditions of the conversion rights and

/
or warrants shall be determined by the Board of

Directors.
The acquisition of shares through voluntary or mandatory
exercise of conversion rights and / or warrants, as

well as
each subsequent transfer of the shares, shall be subject to
the registration requirements set forth in Article 5 of the

Articles of Association.

In connection with the issuance of convertible bonds or
bonds with warrants or similar financial instruments,

the
Board of Directors shall be authorized to restrict or exclude the advance subscription rights of shareholders if such in-
struments are issued (i) on national or international capital markets or (ii) to one or more financial investors. If the ad-
vance subscription rights are restricted or excluded by the
Board of Directors, the following shall apply: the issuance of such instrument shall be made at prevailing market condi-
tions, and the new shares shall be issued pursuant to the
relevant conditions of that financial instrument. Conversion rights may be exercised during a maximum 10-year period,
and warrants may be exercised during a maximum 7-year
period, in each case from the date of the respective issu-
ance. The issuance of the new shares upon voluntary or
mandatory exercise of conversion rights and / or warrants
shall be made at conditions taking into account the market
price of the shares and / or comparable instruments with a
market price at the time of the issuance of the relevant fi-
nancial instrument.

Article 5
Share register

and nominees
1

A share register is maintained for the registered shares, in which owners’ and usufructuaries’ family and given names
or the name of legal entities are entered, with their com-
plete address and nationality or, in case of legal entities
with their registered office. Shares held in joint accounts
may be registered jointly with voting rights if all registered owners of the shares provide the declaration requested in
paragraph 3 below.
2

If the mailing

address or

registered office

of a shareholder
changes,

the new address

must be

communicated

to the
Corporation. As long as this has not

been done, all written
communications

will be

sent to the

address entered

in the
share register, this being

valid according

to the requirements
of the law.
3

Those who

acquire registered

shares shall,

upon request,

be
entered in

the share register

as shareholders

with voting
rights if

they expressly

declare that

they acquired

these regis-
tered shares

in their

own names

and for their

own account.
If the party

acquiring

the shares

is not prepared

to provide
such a declaration,

the Board

of Directors

may

refuse to allow

the shares

to be entered

with voting

rights.

4

The restriction

on registration

under paragraph

3 above
also applies

to shares

acquired by

the exercise

of preemptive,
option or

conversion

rights.
5

The Board of Directors is authorized, after hearing the po-
sition of the registered shareholder or nominee affected, to strike the entry of a shareholder with voting rights from the share register retroactively with effect to the date of the

entry,

if it was obtained under false pretences. The party af-
fected must be informed of the action immediately.
6

The Board of Directors formulates general principles relat-
ing to the registration of fiduciaries / nominees and issues the necessary regulations to ensure compliance with the
above provisions.

Article 6
Form of shares
1

Registered shares of the Corporation will be, subject to
paragraph 2, in the form of uncertificated securities (in the sense of the Swiss Code of Obligations) and intermediary-
held securities (in the sense of the Intermediary-Held Securi-
ties Act).
2

Following his registration in the share register,

the share-
holder may request the Corporation to issue a written state-
ment in respect of his registered shares at any time; how-
ever,

he has no entitlement to the printing and delivery of
share certificates. In contrast, the Corporation may print
and deliver share certificates for registered shares (single certificates, certificates representing multiples of shares or global certificates) at any time. It may withdraw registered shares issued as intermediary-held securities from the re-
spective custody system. With the consent

of the share-
holder,

the Corporation may cancel issued certificates which
are returned to it without replacement.
Article 7
Exercise of rights
1

The Corporation recognizes only one representative per
share.
2

Voting rights and associated rights may only be exercised
in relation to the Corporation by a party entered in the
share register as having the right to vote.

Section 3
Corporate bodies
A. General Meeting of Shareholders
Article 8
Authority
The General Meeting of Shareholders is the Corporation’s
supreme corporate body.
Article 9
Types

of General
Meetings

a. Annual General
Meeting
The Annual General Meeting takes place every year within
six months after the close of the financial year. The annual report and the report of the Auditors must be available to
shareholders at least twenty days before the meeting.
Article 10
b. Extraordinary
General Meeting
1

Extraordinary General Meetings are convened whenever
the Board of Directors or the Auditors consider it necessary.
2

Such a meeting must also be convened if demanded by a
resolution of the shareholders in General Meeting or by a
written request from one or more shareholders, represent-
ing together at least one tenth of the share capital, specify-
ing the items to be included on the agenda and the pro-
posals to be put forward.
Article 10a
Venue
1

The Board of Directors may also provide that shareholders
who are not present at the venue(s) of the General Meeting
may exercise their rights by electronic means.
2

Alternatively, the Board of Directors may provide that the
General Meeting shall be held by electronic means without
a venue.

Article 11
Convening
1

The General Meeting shall be called by the Board of Direc-
tors, or if need be by the Statutory Auditors, at least twenty days before the meeting is to take place in accordance with
Article 35 of these Articles of Association.
2

The notice to convene the General Meeting shall specify

a) the date, beginning, mode and venue;
b) the agenda items;
c) the motions of the Board of Directors;
d) the motions from shareholders together with a brief
statement of the reasons, if any;
e) the name and address of the independent proxy, if
any; and
f) in the event of elections, the names of the proposed
candidates.
3

However,

unless there is any opposition, the owners of all
shares or their duly authorized representatives are empow-
ered to hold a General Meeting without observance of the
said formalities of notice. As long as the owners of all
shares participate in person or by proxy,

such meeting may
discuss or validly pass resolutions on all matters within the powers of a General Meeting.
4

A General Meeting may also be held without observance
of the said formalities of notice if the resolutions are
adopted in writing or electronically, unless a shareholder or his representative request an oral deliberation.
Article 12
Placing of items
on the agenda
1

Shareholders representing shares with an aggregate par
value of at least USD 62,500 may submit requests for items
to be placed on the agenda for consideration by the

Gen-
eral Meeting or that motions relating to agenda items be in-
cluded in the notice to convene the General Meeting. Their
requests for agenda items or motions shall be submitted in
writing within the deadline published by the Corporation
and specify the requests for agenda items or motions to be
put forward.
2

No resolutions may be passed concerning items which
have not been duly placed on the agenda, except on a mo-
tion put forward at the General Meeting to call an Extraor-
dinary General Meeting or a motion for a special investiga-
tion to be carried out.

Article 13
Chairmanship,

tellers, minutes
1

The Chairman of the Board of Directors or,

if the Chair-
man cannot attend, a Vice Chairman or another member
designated by the Board of Directors, shall preside over the
General Meeting and appoint a secretary and the necessary
tellers.
2

Minutes are kept of the proceedings and must be signed
by the presiding chair of the meeting and the secretary.
Article 14
Shareholder

proxies
1

The Board of Directors issues procedural rules for partici-
pation and representation of shareholders at the General
Meeting.
2

A shareholder may be represented at the General Meeting
by his legal representative or,

under a written power of at-
torney, by another person who need not be a shareholder.
3

The presiding chair of the meeting decides whether to rec-
ognize the power of attorney.
Article 15
Voting right
Each share conveys the right to cast one vote.
Article 16
Resolutions,

elections
1

Resolutions and elections are decided at the General
Meeting by a majority of the votes represented, excluding
blank and invalid ballots, subject to these Articles of Associ-
ation and the compulsory provisions of the law.
2

A resolution to change article 18 of the Articles of Associa-
tion, to remove one fourth or more of the members of the
Board of Directors, or to delete or modify this article 16 par-
agraph 2 of the Articles of Association, must receive at least two thirds of the votes represented.
3

The presiding chair of the meeting shall decide how voting
on resolutions and elections are conducted.
Article 17
Powers
The General Meeting has the following powers:
a)

to establish and amend the Articles of Association;
b)

to elect the members and the Chairman of the Board of
Directors;
c)

to elect the Auditors;

d)

to approve the annual report and to decide upon the
appropriation of the net profit shown in the balance
sheet;
e)

to determine interim dividends and approve the interim
financial statements required for this purpose;
f)

to take the decision on the repayment of the statutory
capital reserve;
g)

to give the members of the Board of Directors and of
the Executive Board a discharge;

h)

to de-list equity securities of the Corporation; and

i)

to take decisions on all matters reserved to the General
Meeting by law or by the Articles of Association, or which
are placed before it by the Board of Directors.

B. Board of Directors
Article 18
Number of

Board members
The Board of Directors shall consist of at least five and no more than twelve members.
Article 19
Term

of office
1

The members of the Board of Directors and its Chairman
are individually elected for a term of office which ends with the completion of the next Annual General Meeting.
2

Members whose term of office has expired are immedi-
ately eligible for re-election.
Article 20
Organization
1

Except for the election of the Chairman by the General
Meeting, the Board of Directors shall constitute itself. It
shall elect at least one Vice Chairman from among its mem-
bers.
2

The Board of Directors shall appoint its secretary,

who
need not be a member of the Board.
3

If the office of the Chairman is vacant, the Board of Direc-
tors shall appoint a new Chairman from among its mem-
bers for the remaining term of office.
Article 21
Convening,

participation
1

The Chairman shall convene the Board of Directors as

often as business requires.
2

The Board of Directors shall also be convened if one of its
members or the President of the Executive Board submits a
written request (including by e-mail or other electronic
means) to the Chairman to hold such a meeting.
Article 22
Decisions
1

Decisions of the Board of Directors are taken by a majority
of the votes present. In case of a tie, the presiding chair of the meeting shall cast the deciding vote.
2

The number of members who must be present to consti-
tute a quorum, and the modalities for the passing of resolu-
tions shall be laid down by the Board of Directors in the Or-
ganization Regulations. No such quorum is required for de-
cisions implementing, confirming and amending resolutions
relating to changes to capital and changes in currency of
the share capital.

Article 23
Duties, powers
1

The Board of Directors has ultimate responsibility for the
management of the Corporation and the supervision

and
control of its executive management.
2

The Board of Directors may also take decisions on all

matters which are not expressly reserved to the General
Meeting or to another corporate body by law or by the

Articles of Association.
Article 24
Ultimate
responsibility for
the management
of the Corporation
The ultimate responsibility for the management of the

Corporation comprises in particular:
a)

preparing of and deciding on proposals to be placed

before the General Meeting;
b)

issuing the regulations necessary for the conduct of
business and for the delineation of authority, in particu-
lar the Organization Regulations and the regulations
governing the Internal Audit;
c)

laying down the principles for the accounting, financial
and risk controls and financial planning, in particular the
allocation of equity resources and risk capital for busi-
ness operations;
d)

decisions on the strategy and other matters reserved to
the Board of Directors under the Organization Regula-
tions;
e)

appointment and removal of (i) the President of the Ex-
ecutive Board, (ii) such other members of the Executive
Board as the Organization Regulations require to be ap-
pointed by the Board of Directors, and (iii) the Internal
Audit Executive; and
f)

decisions on increasing or decreasing the share capital,
to the extent this falls within the authority of the Board
of Directors, on the report concerning an increase in
capital and on the ascertainment of changes to capital
and the corresponding amendments to the Articles of
Association.

Article 25
Supervision,

control
Supervision and control of the business management com-
prises in particular the following:
a)

review and approval of the annual report;
b)

acceptance of regular reports covering the course of
business and the position of the Corporation, the status
and development of country, counterparty and market
risks and the extent to which equity and risk capital are
tied up due to business operations; and
c)

consideration of reports prepared by the Auditors.
Article 26
Delegation,

Organization

Regulations
The Board of Directors may delegate part of its authority to one or more of its members or to third parties subject to

articles 24 and 25 of the Articles of Association. The alloca-
tion of authority and functions shall be defined in

the

Organization Regulations.
Article 27
Signatures
The due and valid representation of the Corporation by
members of the Board of Directors or further persons shall
be determined in the Organization Regulations and in a
special directive.
Article 28
Compensation
The Board of Directors shall determine the compensation of
its members.

C. Executive Board
Article 29
Organization
The Executive Board is composed of the President of the Ex-
ecutive Board and at least three other members as further
set forth in the Organization Regulations.
Article 30
Functions,

authorities
1

The Executive Board, acting under the leadership of the
President of the Executive Board, is responsible for the man-
agement of the Corporation. It is the supreme executive
body as defined by the Swiss Federal Law on Banks and
Savings Banks. It implements the strategy decided by the
Board of Directors and ensures the execution of the deci-
sions of the Board of Directors. It is responsible for the Cor-
poration’s results.
2

The responsibilities

and authorities

of the Executive

Board
and other

management

units designated

by the Board

of

Directors are

set forth

in the Organization

Regulations.

D. Auditors
Article 31
Term

of office,

authority and

duties
1

An auditing company subject to governmental

supervision
as required by law is to be appointed as Auditors.
2

The shareholders in the General Meeting shall elect the
Auditors for a term of office of one year. The rights and

duties of the Auditors are determined by the provisions of
the law.
3

The General Meeting may appoint Special Auditors for

a
term of three years who provide the attestations required
for capital increases.

Section 4
Financial statements and appropriation

of profit, reserves
Article 32
Financial year
The statutory financial statements are closed on 31 Decem-
ber of each year.
Article 33
Appropriation of

disposable profit
1

At least 5% of the profit for the year after set-off of bal-
ance sheet losses, if any, is allocated to the statutory reserve from retained earnings until such time as said reserve, to-
gether with the statutory capital reserve, amounts to 50%
of the share capital.
2

The remaining profit is, subject to the provisions of the
Swiss Code of Obligations and of the Federal Banking Act,
at the disposal of the shareholders in General Meeting who
may also use it for the formation of free or special reserves.
Article 34
Reserves
The General Meeting determines the utilization of the statu-
tory capital reserve in accordance with the legal provisions acting upon the recommendations of the Board of Direc-
tors.

Section 5
Notices and jurisdiction
Article 35
Official means

of
publication
1

The official means of publication of the Corporation shall
be the Swiss Official Gazette of Commerce.
2

Notices by the Corporation to the shareholders may, at the
choice of the Board of Directors, be validly given by publica-
tion in the Swiss Official Gazette of Commerce or, in a form that allows proof by text. The Board of Directors may desig-
nate further means of publications as well.
Article 36
Jurisdiction
Jurisdiction for any disputes arising out of the corporate

relationship shall be at both the registered offices of the
Corporation, with the exception of legal actions in connec-
tion with the contestation or nullity of decisions of the

Gen-
eral Meeting or the nullity of Board of Directors’ decisions, where jurisdiction shall exclusively be with the courts of Zur-
ich.

© UBS 2023. The key symbol and UBS are among the registered

and unregistered trademarks of UBS. All
rights reserved.
UBS AG
P.O.

Box, CH-8098 Zurich
P.O.

Box, CH-4002 Basel
www.ubs.com